As filed with the Securities and Exchange Commission on June 28 , 2016

Registration No. 333- 211827

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE CHEFS’ WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3031526 (I.R.S. Employer Identification Number)

100 East Ridge Road
Ridgefield, Connecticut 06877
(203) 894-1345
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alexandros Aldous
General Counsel and Corporate Secretary
 The Chefs’ Warehouse, Inc.
100 East Ridge Road
Ridgefield, Connecticut 06877
(203) 894-1345
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Richard B. Alsop, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

Approximate date of commencement of proposed sale of securities to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12-b2 of the Exchange Act.  (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-211827) (the “Registration Statement”) of The Chefs’ Warehouse, Inc. is being filed solely to re-file Exhibit 5.1 previously filed with the Registration Statement. Accordingly, this Amendment consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, the exhibit index and Exhibit 5.1. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.          Exhibits.

See the “Exhibit Index” which follows the signature pages to this Registration Statement and is incorporated by reference herein.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, The Chefs’ Warehouse, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ridgefield, State of Connecticut on June 27, 2016.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ ALEXANDROS ALDOUS
Alexandros Aldous
General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Chairman, President and Chief Executive Officer	June 27 , 2016
Christopher Pappas	(Principal Executive Officer)

*	Chief Financial Officer and Assistant Secretary	June 27 , 2016
John D. Austin	(Principal Financial and Accounting Officer)

*	Director	June 27 , 2016
John Pappas

*	Director	June 27 , 2016
Dominick Cerbone

*	Director	June 27 , 2016
John A. Couri

*	Director	June 27 , 2016
Joseph M. Cugine

*	Director	June 27 , 2016
John DeBenedetti

*	Director	June 27 , 2016
Steven F. Goldstone

*	Director	June 27 , 2016
Alan Guarino

*	Director	June 27 , 2016
Stephen Hanson

*	Director	June 27 , 2016
Katherine Oliver

* By:	/s/ ALEXANDROS ALDOUS
	Alexandros Aldous	June 27, 2016
Attorney-in-Fact

II-2

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1**	Form of Underwriting Agreement.
4.1	Certificate of Incorporation of the Company, dated as of July 27, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on August 2, 2011).
4.2	Bylaws of the Company, dated as of July 27, 2011 (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on August 2, 2011).
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s S-1/A filed on July 1, 2011).
4.4	Form of Senior Indenture (incorporated by reference to Exhibit 4.4 to the Company’s S-3/A filed on April 25, 2013).
4.5	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.5 to the Company’s S-3/A filed on April 25, 2013).
4.6**	Form of Senior Debt Security.
4.7**	Form of Subordinated Debt Security.
4.8**	Form of Preferred Stock Certificate.
4.9**	Form of Certificate of Designations.
4.10**	Form of Common Stock Warrant Agreement.
4.11**	Form of Common Stock Warrant Certificate.
4.12**	Form of Preferred Stock Warrant Agreement.
4.13**	Form of Preferred Stock Warrant Certificate.
4.14**	Form of Debt Securities Warrant Agreement.
4.15**	Form of Debt Securities Warrant Certificate.
4.16**	Form of Unit Agreement.
5.1*	Opinion of Shearman & Sterling LLP regarding the legality of the securities being registered.
12.1 †	Statement Regarding Computation of Ratios.
23.1 †	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
23.2 †	Consent of BDO USA, LLP, Independent Auditor.
23.3*	Consent of Shearman & Sterling LLP (included in Exhibit 5.1 above).
24.1 †	Power of Attorney.
25.1+	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture.
25.2+	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture.

*	Filed herewith.
**
To be filed, if necessary, by post-effective amendment to this Registration Statement or incorporated by reference from documents filed or to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

+	To be filed by amendment or, if applicable, pursuant to the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
†	Previously filed.